UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2011

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #210 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On April 29, 2011, CardioNet, Inc. (the “Company”) held its 2011 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected both nominees for director, approved the compensation of the Company’s named executive officers,  indicated their preference for a triennial vote on the compensation of the Company’s named executive officers, and ratified the selection of the Company’s independent registered accounting firm for 2011.  The nominees and the other proposals are described in detail in the Company’s Definitive Proxy Statement.

Proposal 1

The Company’s stockholders elected two directors to the Board to serve for three year terms until the 2014 annual meeting of stockholders.  The votes regarding this proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes

Ronald A. Ahrens	12,127,320	456,053	7,564,253
Joseph H. Capper	12,319,715	263,658	7,564,253

Proposal 2

The Company’s stockholders approved the advisory vote on compensation of the Company’s named executive officers.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
11,868,102	519,441	195,830	7,564,253

Proposal 3

The stockholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation of the Company’s named executive officers be held triennially.  The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
5,858,368	290,507	6,278,615	155,883	7,564,253

Proposal 4

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, Independent Registered Public Accounting Firm, as the Company’s independent auditors for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstain	Broker Non-Votes
19,729,575	380,707	37,344	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

May 4, 2011	By:	/s/ Peter Ferola

Name: Peter Ferola
Title: Senior Vice President & Secretary